UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2012 (August 3, 2012)

GASTAR EXPLORATION LTD.
GASTAR EXPLORATION USA, INC.
(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada	98-0570897
Delaware	38-3531640
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 650
Houston, Texas	77010
(Address of principal executive offices)	(ZIP Code)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On August 3, 2012, Gastar Exploration Ltd. (the “Company”) announced that repairs have been completed at the third-party operated midstream central receipt point that compresses and gathers all of the Company’s production in Marshall County, West Virginia. Operations have resumed subsequent to a mechanical failure and fire that occurred at the third-party operated central receipt point on July 26, 2012, resulting in an immediate shut-down of operations. The Company estimates that total net production lost during the eight days is approximately 181 million cubic feet equivalent (“MMcfe”) or 2.0 MMcfe per day for the third quarter of 2012. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached exhibits are deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.        Description of Document

99.1	Press release dated August 3, 2012.

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2012

GASTAR EXPLORATION LTD.

By:    /s/ J. RUSSELL PORTER
J. Russell Porter
President and Chief Executive Officer

GASTAR EXPLORATION USA, INC.

By:    /s/ J. RUSSELL PORTER
J. Russell Porter
President

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EXHIBIT INDEX

Exhibit No.        Description of Document

99.1	Press release dated August 3, 2012.

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